Exhibit 10.1

MOMENTUS INC.
3901 N. First Street
San Jose, California 95134

March 20, 2025

To the Holder of Class A Warrants and Class B Warrants to Purchase Shares of Class A Common Stock of Momentus Inc. Issued on September 17, 2024

Re:	Inducement Offer to Exercise Existing Class A and Class B Common Stock Purchase Warrants

Dear Holder:

Momentus Inc. (the “Company”) is pleased to offer (this “Inducement Offer”) to you (“Holder”, “you” or similar terminology) the opportunity to receive new warrants (the “New Warrants”) to purchase up to 2,142,858 shares (the “New Warrant Shares”) of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), which is equal to 200% of the number of shares of Class A Common Stock issuable upon exercise of certain outstanding warrants to purchase up to  an aggregate of 1,071,429 shares of Class A Common Stock, currently held by you and consisting of: (i) 714,286 shares of Class A Common Stock issuable upon exercise of Class A Warrants issued to you on September 17, 2024 (the “Class A Warrants”), and (ii) 357,143 shares of Class A Common Stock issuable upon exercise of Class B Warrants issued to you on September 17, 2024 (the “Class B Warrants” and together with the Class A Warrants,, the “Existing Warrants”), as more particularly set forth on the signature page hereto, in consideration for exercising for cash any or all such Existing Warrants. The issuance, or resale, of the shares of Class A Common Stock underlying the Existing Warrants have been registered pursuant to the Company’s effective registration statement on Form S-1, as amended (File No. 333-282724). The shares of  Class A Common Stock underlying the Existing Warrants are referred to herein as the “Warrant Shares” and the effective registration statement on Form S-1 referenced in the foregoing sentence is referred to herein as the “Registration Statement.” The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will remain effective for the resale of the Warrant Shares.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined hereinafter).

The Company is making you this offer during the period from the date of this Inducement Offer set forth above and until 4:00 p.m. Eastern Time, on March 21, 2025 (the “Exercise Period”). Exercise of the Existing Warrants may be made, in whole or in part, at any time or times during the Exercise Period by delivery to the Company of a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise attached to the Existing Warrants, as applicable; provided, that the exercise of Existing Warrants will be accompanied by payment in full of the Exercise Price (as defined below) to the Company.

The Company desires to reduce the Exercise Price of the Existing Warrants to $1.93 per share (the “Exercise Price”). In consideration for exercising the Existing Warrants held by the Holder, and each time that the Holder exercises Existing Warrants pursuant to the terms of this Offer (the “Warrant Exercise”), the Company hereby offers to issue you or your designees:

(a) unregistered New Warrants to purchase up to 2,142,858 New Warrant Shares, which equals 200% of the number of Warrant Shares issued pursuant to the exercise of Existing Warrants, which New Warrants shall be issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), which New Warrants shall be substantially in the form as set forth in Exhibit A hereto. The New Warrants will be exercisable at any time on or after the Stockholder Approval Date (as defined in the New Warrants), have an exercise price of $2.00 per share and have a term of exercise of five (5) years from the Stockholder Approval Date (as defined below); and

(b)   the New Warrants certificates will be delivered within one (1) Trading Day following the Warrant Exercise, and such New Warrants, together with any Warrant Shares, shall, unless and until registered, contain customary restrictive legends and other language typical for an unregistered warrant and unregistered shares. Notwithstanding anything herein to the contrary, in the event that any Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants (or, if applicable and at the Holder’s election, 9.99%), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be due and payable). The parties hereby agree that the Beneficial Ownership Limitation for purposes of the Existing Warrants is as set forth on the Holder’s signature page hereto.

Expressly subject to the paragraph immediately following this paragraph below, the Holder may accept this offer by signing this letter below, which constitutes the Holder’s acceptance to exercise Existing Warrants at the Holder’s own discretion subject to the Beneficial Ownership Limitation set forth in Section 2(e) of the Existing Warrants.

In addition, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

The Holder represents and warrants that, as of the date hereof, the Holder is fully aware of, and has reviewed all of the Company’s public filings.

Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the New Warrant Shares will be registered under the Securities Act, except as provided in Annex A attached hereto. Also, the Holder represents and warrants that it is acquiring the New Warrants as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the New Warrants or the New Warrant Shares (this representation is not limiting Holder’s right to sell the New Warrant Shares pursuant to an effective registration statement under the Securities Act or otherwise in compliance with applicable federal and state securities laws).

The Holder understands that the issuance of the New Warrants and the New Warrant Shares are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Upon the Holder’s exercise of the New Warrants, certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act, (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions, (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares, or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (the “Commission”) and the earliest of clauses (i) through (v), the “Delegend Date”)). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder, or at the request of the Holder, which opinion shall be in form and substance reasonably acceptable to the Holder. From and after the Delegend Date, such New Warrant Shares shall be issued free of all legends, provided that, upon request of the Company (which request shall also include a form of customary representation letter), the Holder has delivered in advance to the Company a customary representation letter that is reasonably satisfactory to the Company and its counsel. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than one (1) Trading Day following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend, along with such certificate(s) or other documentation reasonably requested by the Company’s counsel and/or the Company’s transfer agent (the “Transfer Agent”), including a customary representation letter, in form and substance reasonably acceptable to the Company’s counsel and/or the Transfer Agent (such first (1st) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder, shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

In addition to the Holder’s other available remedies, the Company shall pay to a Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the Class A Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares free from all restrictive and other legends and (b) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Class A Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Class A Common Stock, or a sale of a number of shares of Class A Common Stock equal to all or any portion of the number of shares of Class A Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Class A Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date and for which the Holder was required to purchase shares to timely satisfy delivery requirements, multiplied by (B) the weighted average price at which the Holder sold that number of shares of Class A Common Stock.

If this offer is accepted and this offer letter is executed, then on or before 8:30 a.m., Eastern Time, on the Trading Day following the date hereof, the Company shall issue a press release and/or file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission. From and after the issuance of such press release or filing of such Current Report on Form 8-K, as applicable, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release and/or filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. The Company represents, warrants and covenants that, upon acceptance of this offer, and upon issuance of the Warrant Shares, the Warrant Shares shall be issued free of any legends or restrictions on resale by Holder.

No later than the first (1st) Trading Day following the date hereof, the closing (“Closing”) shall occur at such location as the parties shall mutually agree. Unless otherwise directed by A.G.P./Alliance Global Partners. (the “Financial Advisor”), settlement of the Warrant Shares shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the Warrant Shares registered in the Holder’s name and address provided to the Company in writing and released by the Transfer Agent directly to the account(s) at the Financial Advisor identified by the Holder; upon receipt of such Warrant Shares, the Financial Advisor shall promptly electronically deliver such Warrant Shares to the Holder, and payment therefor shall concurrently be made to the Company by the Financial Advisor (or its clearing firm) by wire transfer to the Company). The date of the Closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date”.

Stockholder Approval. In addition, the Company shall hold an annual or special meeting of stockholders on or prior to the date that is sixty (60) days following the date of this offer letter for the purpose of obtaining Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every three (3) months thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the New Warrants are no longer outstanding. The Holder covenants that if it holds any shares of Class A Common Stock as of the date of such meeting, the Holder shall not vote such shares of Class A Common Stock on the proposal for Stockholder Approval at such meeting.

“Stockholder Approval” means such approval to the extent required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the stockholders of the Company with respect to the issuance of all the New Warrant Shares upon the exercise the New Warrants.

“Stockholder Approval Date” means the date on which Stockholder Approval is received and deemed effective under Delaware law.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this letter agreement and the New Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this letter agreement and the New Warrant), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this letter agreement or the New Warrant, then, in addition to the obligations of the Company under the following paragraph, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Indemnification. Subject to the provisions of this paragraph, the Company will indemnify and hold each  Holder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls each  Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such  Holder Party may suffer or incur as a result of or relating to (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this offer letter or the New Warrant or (b) any action instituted against each  Holder Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such  Holder Party, with respect to any of the transactions contemplated by this offer letter or the New Warrant (unless such action is solely based upon a material breach of such  Holder Party’s representations, warranties or covenants under this offer letter or any agreements or understandings such  Holder Party may have with any such stockholder or any violations by such  Holder Party of state or federal securities laws or any conduct by such  Holder Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), or (c) in connection with the Registration Statement or the Resale Registration Statement,  the Company will indemnify each  Holder Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or the Resale Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such  Holder Party furnished in writing to the Company by such  Holder Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any  Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such  Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to each  Holder Party. Any  Holder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such  Holder Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such  Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any  Holder Party under this Agreement (1) for any settlement by a  Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any  Holder Party’s breach of any of the representations, warranties, covenants or agreements made by such  Holder Party in this offer letter or the New Warrant. The indemnification required by this paragraph shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided, however, that if it is subsequently determined by a final, non-appealable judgment of a court of competent jurisdiction that each  Holder was not entitled to receive such payments, each  Holder shall promptly (but in no event later than five (5) Business Days) return such payments to the Company. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any  Holder Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

[Signature Page Follows]

Sincerely yours,

MOMENTUS INC.

By:
Name:	Lon Ensler
Title:	Interim Chief Financial Officer

[Momentus Inc. Signature Page to Inducement Offer Letter, dated March 20, 2025]

[Holder Signature Page Follows]

 HOLDER SIGNATURE PAGE TO MOMENTUS INC. INDUCEMENT AGREEMENT

Accepted and Agreed to:

Name of Holder:	Armistice Capital Master Fund Ltd.

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Number of Existing Warrants:	1,071,429 (consisting of: (i) 714,286 Class A Warrants and (ii) 357,143 Class B Warrants)

Aggregate Warrant Exercise Price being exercised contemporaneously with signing this letter agreement:	$1.93 per Warrant for a total of $2,067,857.97

Existing Warrants Beneficial Ownership Blocker:  ☒  4.99% or  ☐ 9.99%

New Warrants: (up to 200% of total Existing Warrants being exercised):	2,142,858

New Warrants Beneficial Ownership Blocker: ☒ 4.99% or ☐ 9.99%

DTC Instructions:

[Holder Signature Page to Momentus Inc. Inducement Offer Letter]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

a) SEC Reports. Other than the Company’s failure to timely file with the SEC (i) its Quarterly Reports on Form 10-Q for the periods ended March 31, 2024 and June 30, 2024, and (ii) its Annual Report on Form 10-K for fiscal year ended December 31, 2023, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except as otherwise noted in a subsequent SEC Report.

b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection herewith, if applicable. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The New Warrants and New Warrant Shares are duly authorized and the New Warrant Shares, when issued and paid for in accordance with the terms of this letter and the New Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.  The New Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

d) Registration Obligations. As soon as reasonably practicable (and in any event within thirty (30) calender days following the date of this letter agreement), the Company shall file a registration statement on Form S-1 providing for the resale of the New Warrant Shares by the holders of the New Warrants (the “Resale Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within sixty (60) calendar days following the date of this letter agreement (or within ninety (90) calendar days following the date of this letter agreement in case of a review of such registration statement by the Commission) and to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

e) Trading Market. The transactions contemplated under this letter agreement comply with all the rules and regulations of the Nasdaq Capital Market.

f) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this letter agreement, other than: (i) the filings required pursuant to this letter agreement; and (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrants and New Warrant Shares for trading thereon in the time and manner required thereby.

g) Listing of  Class A Common Stock. The Holder is fully aware of, and has reviewed all of the Company’s public filings on EDGAR since January 1, 2024. The Company agrees, if the Company applies to have the  Class A Common Stock traded on any other Trading Market, it will then include in such application all of the New Warrant Shares, and will take such other action as is necessary to cause all of the New Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its  Class A Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the  Class A Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

h)    Subsequent Equity Sales.

(i)
Until thirty (30) days following the date of this letter agreement, neither the Company nor any Subsidiary shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any  Class A Common Stock or  Class A Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement (other than the filing of (x) the Resale Registration Statement referred to herein, (y) any prospectus or prospectus supplement, or (z) a registration statement on Form S-8 in connection with any employee benefit plan); provided, however, the Company may enter into this Inducement Agreement and any other inducement agreement entered into by other holders of Existing Warrants with respect to the inducement offer being made herein. Notwithstanding the foregoing, this Section (h)(i) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of  Class A Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) shares of  Class A Common Stock issuable upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of  Class A Common Stock issued and outstanding on the date of this letter agreement, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in this Section (h)(i), and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business and shall provide to the Company additional benefits in addition to the investment of funds, (d) any securities pursuant to transactions that qualify as “exempt issuances” that are as defined and permitted pursuant to any currently outstanding agreements of the Company. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(ii)
From the date hereof until the six (6) month anniversary following the date of this offer letter, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Class A Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at the market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, after sixty (60) days following the date of this offer letter, the entry into and/or issuance of shares of Common Stock in an “at the market” offering with A.G.P./Alliance Global Partners as sales agent shall not be deemed a Variable Rate Transaction. The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(iii)	Notwithstanding the foregoing, this Section (h) shall not apply in respect of an Exempt Issuance.

(iv)	The Holder consents to the use of the proceeds from the exercise of the Existing Warrants to settle outstanding litigation.

i) Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

EXHIBIT A

NOTICE OF EXERCISE

TO: MOMENTUS INC.

The undersigned hereby elects to purchase the number of Warrant Shares of the Company pursuant to the terms of the Existing Warrant set forth below and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Number of Existing Warrants Exercised:

Reduced Exercise Price:

Aggregate Warrant Exercise Price at the Reduced Exercise Price being exercised contemporaneously with signing this letter agreement:

Existing Warrants Beneficial Ownership Blocker:     ☒ 4.99% or   ☐  9.99%

New Warrants: (up to 200% of total Existing Warrants being exercised):

New Warrants Beneficial Ownership Blocker:   ☒  4.99% or    ☐  9.99%

DTC Instructions:

EXHIBIT B

FORM OF NEW WARRANT

(See Attachment)